UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2005

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

1. On April 25, 2005, we entered into an Asset Purchase Agreement with VeriSign, Inc. to sell our PrePay Intelligent Network Solutions business for $17.45 million in cash plus the assumption of partner, client and certain vendor contracts. The Agreement also provides that:

(a) VeriSign will enter into a sublease with Lightbridge for 24,724 square feet in Broomfield, Colorado at a rate of $32,000 per month through June 30, 2008;

(b) up to 10% of the purchase price will be held in escrow for 18 months to satisfy claims arising out of breaches of representation and warranties; and

(c) representations and warranties with respect to intellectual property matters will survive for two years and be subject to a $5,000,000 limit for any claims arising out of a breach thereof.

The Agreement also provides that the Company will not compete with the INS Business for a period of three years, subject to certain exceptions, and that VeriSign will extend offers of "at will" employment to substantially all INS Business employees.

The closing of the sale under the Agreement is subject to certain specified closing conditions and is expected to occur in the second quarter of 2005.

The full text of our press release reporting the sale is attached as Exhibit 99.1 to this report and incorporated herein by reference.

2. On April 27, 2005, the Company granted Timothy C. O’Brien, our Chief Financial Officer, a stock option to purchase 50,000 shares of common stock at an exercise price per share of $5.92. The option vests 50% upon the achievement of each of a $7.50 and $10.00 twenty-day average price of the stock during the term of the option. The option vests entirely upon a change of control (as defined) of the Company.

3. On April 27, 2005, the Compensation Committee of the Company approved the conditional payment of a bonus of $75,000 Eugene J. DiDonato, Vice President and General Counsel, upon the closing of a strategic transaction with respect to the Telecommunications Decisioning Services business unit.

Item 9.01. Financial Statements and Exhibits.

Press Release dated April 25, 2005, entitled "Lightbridge Announces Definitive Agreement to Sell PrePay INS Business to VeriSign, Inc. and Engages Investment Banker to Explore Strategic Alternatives for Telecom Decisioning Services Business"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

April 29, 2005	By:	/s/ Eugene J. DiDonato

Name: Eugene J. DiDonato
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 25, 2005 entitled "Lightbridge Announces Definitive Agreement to Sell PrePay INS Business to VeriSign, Inc. and Engages Investment Banker to Explore Strategic Alternatives for Telecom Decisioning Services Business"